Exhibit 99.1

Ace Marketing signs Exclusive Location-Based Mobile Marketing Network Agreement with Top Mall Developer

NEW YORK – (Marketwire- 04/29/11) Ace Marketing & Promotions, Inc. (OTCBB: AMKT) announced today they have signed an exclusive rights agreement with a Top Mall Developer to create a location-based mobile marketing network called Mobiquity Networks. The 50 mall agreement runs through December of 2015 and includes top malls in the portfolio. This new alliance will give advertisers the opportunity to reach millions of mall visitors per month with mobile digital content and offers when they are most receptive to advertising messages.

In connection with Eye Corp (The largest in Mall Advertiser in the US), Mobiquity Networks will deliver digital content and offers to shoppers on their mobile devices through Eye Corp’s extensive Mall Advertising Network. Eye Corp and Mobiquity Networks have an exclusive agreement to build a location-based mobile marketing network throughout Eye Corp’s Mall Advertising network.

New properties to be added to the Mobiquity Networks portfolio will include iconic malls in the top DMA’s in the US. These prestigious malls further complement Mobiquity Networks’ already impressive portfolio of prominent malls including Queens Center Mall in New York City, Northbridge in Chicago, and Santa Monica Place in Los Angeles. The Company plans to make a joint press release with its new mall partner in the near future.

Ace's Location-Based Mobile advertising medium is designed to reach on-the-go shoppers via their mobile devices with free rich media content delivered using Bluetooth or Wi-Fi. This advertising medium offers extremely targeted messaging engineered to engage and influence shoppers as they move about the mall environment. Eye Corp, along with Ace Marketing, will jointly create mobile marketing programs for existing clients in conjunction with their already active in mall advertising programs.

Mobiquity Networks proximity marketing units are strategically positioned in shopping malls near entrances, anchor stores, escalators and other high-traffic, and high dwell-time areas.

Mobiquity Networks proximity marketing unit placement takes advantage of the opportunity to provide a reminder to consumers and touch them just before making a purchase decision. These units generate high awareness and brand recognition at the right time and place. When combined with the impact of other visual advertising mediums (in mall assets) or as a stand-alone medium, Mobiquity Networks is a great mobile solution to promote a brand on a local or national level.

Sean Trepeta, President of Mobiquity Networks stated, “We have been working extremely hard over the past couple of years proving the model with successful campaigns for MACY’s, the NHL, Madison Square Garden, Def Leppard and Dunkin Donuts to name a few…… the time is right for this type of location-based mobile network in the US. Knowing our new mall relationship will give us the ability to be in front of potentially 50 million new mall visits per month is extremely exciting for us and our advertising partners. The mobile market is growing at an amazing rate and mobile phones have become an extension of the person and how they function on a daily basis. We expect Mobiquity Networks to be the premiere gateway for brands to reach consumers by the masses and deliver meaningful timely content on a location-based mobile marketing platform.”

ABOUT ACE MARKETING & PROMOTIONS, INC. (OTCBB: AMKT)

Established in 1998, Ace Marketing & Promotions Inc. is a New York-based, full-service integrated marketing company offering a wide array of business solutions, which include: Branding and Branded Merchandise, Website Development, Direct Relationship Marketing and Mobile Marketing Solutions. Ace Marketing & Promotions Inc. is a leader in Proximity Marketing with proprietary Bluetooth and Wi-Fi integrated technology that establishes the benchmark for how multimedia messages are being delivered. Ace's Corporate Overview is available at  www.acemarketing.net on the "About Us" tab. For a demo of Ace Marketing's Proximity Marketing (Mobiquity Networks) you can visit:  http://www.mobiquitynetworks.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performances or achievements express or implied by such forward-looking statements. The forward-looking statements are subject to risks and uncertainties including, without limitation, changes in levels of competition, possible loss of customers, and the company's ability to attract and retain key personnel.

Contact Information:

Ace Marketing & Promotions, Inc.
Legend Securities, Inc.
Thomas Wagner
800-385-5790
718-233-2600
twagner@legendsecuritiesinc.com